UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) December 3, 2008
                                                         ----------------

                               ESCALA GROUP, INC.
                               ------------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                    1-11988                  22-2365834
          --------                    -------                  ----------
(State or other jurisdiction of     (Commission             (I.R.S. employer
      incorporation or              file number)           identification no.)
       organization)


                           5 Francis J. Clarke Circle
                                Bethel, CT 06801
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (203) 702-8480
                                 --------------
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THIS REPORT CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES. THE COMPANY MAKES NO COMMITMENT TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE ANY STATEMENT IS MADE.

Item 8.01         Other Events

On December 3, 2008, the United States District Court for the Southern District of New York entered the order and final judgment granting approval of the settlement of the securities class action filed against the Company and certain of its current and former officers and directors in May 2006. A similar order was entered on December 10, 2008 with respect to the shareholder derivative action brought against certain current and former officers and directors of the Company. Under the approved settlements, all claims asserted in both litigations against the Company and those officers and directors have been dismissed with prejudice and without any admission of liability or wrongdoing. The order and final judgment will become non-appealable if no notice of appeal is filed within 30 days following the entry of the respective orders.

As previously disclosed, the Company's net cash payment obligations under the settlements, after taking into account recoveries, are approximately $1 million.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 10, 2008

                                      ESCALA GROUP, INC.



                                      By:/s/ Carol Meltzer
                                      --------------------
                                      Name:  Carol Meltzer
                                      Title: Executive Vice President and Chief
                                      Administrative Officer